Exhibit 99.1

TTM TECHNOLOGIES, INC. ANNOUNCES

PRIVATE PLACEMENT OFFERING OF SENIOR SECURED NOTES DUE 2023

COSTA MESA, CA – January 20, 2015 – TTM Technologies, Inc. (Nasdaq: TTMI) (“TTM”) today announced, subject to market conditions, a proposed offering of up to $350.0 million in aggregate principal amount of senior secured notes due 2023 (the “notes”). TTM intends to deposit the gross proceeds from the offering into an escrow account, and upon the satisfaction of certain conditions, including but not limited to the consummation of the previously announced proposed acquisition of Viasystems Group, Inc. (“Viasystems”), use such proceeds, together with borrowings under TTM’s proposed senior secured term loan facility and cash on hand, to finance such acquisition, to repay existing indebtedness, and to pay related fees and expenses.

The notes and the related guarantees will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the notes and related guarantees in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer printed circuit boards (“PCBs”) and electro-mechanical solutions (“E-M Solutions”). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes and busbars. Viasystems’ approximately 14,300 employees around the world serve over 1,000 customers in the automotive, industrial & instrumentation, computer and datacommunications, telecommunications, and military and aerospace end markets.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the ability to complete the notes offering; the ability to enter into the new senior secured credit facilities; the timing and consummation of the proposed acquisition; the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of TTM. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems Group, Inc. for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item IA. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

TTM does not undertake any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

Contacts:

Todd Schull

Chief Financial Officer

714-327-3000

Lisa Laukkanen

Investor Relations

The Blueshirt Group

415-217-4967

lisa@blueshirtgroup.com